                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement      / / Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Renaissance Entertainment Corporation
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/   No fee required.
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)    Aggregate number of securities to which transaction applies

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5) Total fee paid:

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    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)    Amount Previously Paid:

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      (2)    Form, Schedule or Registration Statement No.:

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      (3)    Filing Party:

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      (4)    Date Filed:

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                                       1

                      RENAISSANCE ENTERTAINMENT CORPORATION
                               275 Century Circle
                                    Suite 102
                           Louisville, Colorado 80027



               NOTICE OF ADJOURNED ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 8, 1999



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Renaissance Entertainment Corporation, a Colorado corporation (the "Company"), originally to be held on Monday, August 16, 1999, has been adjourned and will be held on Wednesday, September 8, 1999, at 10:00 a.m., Mountain Time, at the Company's offices, 275 Century Circle, Suite 102, Louisville, Colorado, for the following purposes:



         1. To elect six nominees to the Board of Directors to serve for a term of one year.



         2. To approve an amendment to the Renaissance Entertainment Corporation 1993 Incentive Stock Plan to increase the number of shares authorized under such plan from 342,000 to 750,000.



         3. To transact such other business as may properly come before the meeting and any adjournments thereof.



         Only holders of record of common stock of the Company at the close of business on July 13, 1999 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The meeting has been adjourned to September 8, 1999, in order to permit the Company to provide shareholders with a copy of the financial statements which were inadvertently not included with the Company's Annual Report sent to shareholders with the Notice of Annual Meeting and Proxy Statement.



         YOU MAY ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IF YOU HAVE NOT ALREADY RETURNED YOUR PROXY, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU HAVE RETURNED YOUR PROXY IN RESPONSE TO OUR PRIOR MAILING, IT IS NOT NECESSARY TO SEND A SECOND PROXY UNLESS YOU WANT TO CHANGE YOUR VOTE.



                                                 BY ORDER OF THE BOARD OF
                                                 DIRECTORS





                                                 By: /s/ Charles S. Leavell
                                                    --------------------------
                                                 Charles S. Leavell
                                                 Chairman of the Board
August 17, 1999
GP:621530 v1

                                 PROXY STATEMENT

                      RENAISSANCE ENTERTAINMENT CORPORATION
                          275 Century Circle, Suite 102
                           Louisville, Colorado 80027

           ANNUAL MEETING OF STOCKHOLDERS, AUGUST 16, 1999, 10:00 A.M.
             AT 275 CENTURY CIRCLE, SUITE 102, LOUISVILLE, COLORADO

                                     GENERAL

         The enclosed Proxy is solicited by the Board of Directors of Renaissance Entertainment Corporation (the "Company"). Such solicitation is being made by mail and may also be made by directors, officers and employees of the Company. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Joan C. Jackson, Secretary, or by appearing in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies. In the absence of specific instructions, Proxies received by the Board of Directors will be voted (to the extent they are entitled to be voted on such matters): (1) in favor of the nominees for directors named in this Proxy Statement; (2) to increase the number of shares which may be issued pursuant to the exercise of options granted under the Company's 1993 Incentive Stock Plan by an additional 408,000 shares, and (3) in the Proxies' discretion, upon such other business as may properly come before the meeting.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and the Company's Annual Report for the fiscal year ended December 31, 1998 are being mailed to stockholders on or about July 22, 1999.

                                OUTSTANDING STOCK

         Common Stock, $.03 par value ("Common Stock"), of which there were 2,144,889 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each holder of Common Stock will be entitled to cast one vote in person or by proxy for each share of Common Stock held for the election of directors and for all other matters voted on at the meeting. Only stockholders of record at the close of business on July 13, 1999, will be entitled to vote at the meeting.

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock, as of July 13, 1999, by: (i) each of the directors of the Company, (ii) all officers and directors of the Company as a group, and (iii) holders of 5% or more of the Company's Common Stock. Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address                                                       Percent of
of Beneficial Owner                          Number of Shares           Class (1)
-------------------                          ----------------          ----------
Charles S. Leavell
275 Century Circle, Suite 102
Louisville, Colorado 80027                      347,874 (2)                15.5%

Robert M. Geller
275 Century Circle, Suite 102
Louisville, Colorado 80027                       96,333 (3)                 4.3%

Sanford L. Schwartz
275 Century Circle, Suite 102
Louisville, Colorado 80027                       31,870 (4)                 1.5%

Charles J. Weber
275 Century Circle, Suite 102
Louisville, Colorado 80027                       16,000 (5)                 *

J. Stanley Gilbert
275 Century Circle, Suite 102
Louisville, Colorado 80027                      105,287 (6)                 4.7%

Thomas Brown
275 Century Circle, Suite 102
Louisville, Colorado 80027                            None                  *

All Directors & Officers as a Group
(8 Persons)                                     601,364 (7)                24.4%

--------------

* Less than 1%

 (1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of July 13, 1999, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes 175,600 shares of Common Stock held of record by Leavell Management Group, Inc., a controlled corporation of Mr. Leavell who would be deemed to exercise the voting and investment power with respect to the securities held by LMG. 26,667 shares of Common Stock held of record by LMG are subject to an option granted in favor of Mr. Leavell. Mr. Leavell disclaims beneficial ownership of the securities held by LMG for purposes of Section 16 under the Exchange Act. Includes options to purchase 56,000 shares and warrants to purchase 40,000 shares.

(3) Includes options to purchase 74,333 shares of Common Stock and warrants to purchase 22,000 shares.

(4) Includes 870 shares owned by Creative Business Strategies, Inc., a corporation of which Mr. Schwartz is an officer, director and shareholder. Includes options to purchase 16,000 shares of Common Stock and warrants (owned by Creative Business Strategies) to purchase 15,000 shares.

(5)      Includes  options to purchase 16,000 shares of Common Stock.

(6) Includes 30,687 shares owned by Mr. Gilbert's spouse, options to purchase 45,000 shares of Common Stock and warrants to purchase 29,600 shares.

(7) Includes 211,333 shares issuable upon exercise of stock options exercisable within 60 days of July 13, 1999, and 106,600 shares issuable upon exercise of warrants exercisable within 60 days of July 13, 1999.



                              ELECTION OF DIRECTORS

NOMINATIONS AND ELECTION OF DIRECTORS

         The Company's by-laws provide that the size of the Board of Directors shall be not less than three nor more than nine directors. The Board of Directors has nominated six persons for election as directors. Each of the following nominees has consented to be nominated to serve as a Director of the Corporation. Messrs. Leavell, Geller, Schwartz and Weber were elected to serve on the Company's Board of Directors at the Annual Meeting of Shareholders held on July 28, 1998. Messrs. Gilbert and Brown have not previously served on the Board of Directors. The Proxies granted by the stockholders will be voted at the meeting for the election of the persons listed below as directors of the Company. In the event that one or more of the below named persons shall unexpectedly become unavailable for election (the Company has no knowledge of any such unavailability), votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

                             NOMINEES FOR DIRECTORS

                               Charles S. Leavell
                                Robert M. Geller
                               Sanford L. Schwartz
                                Charles J. Weber
                               J. Stanley Gilbert
                                  Thomas Brown

         Each Director is elected to serve for a term of one year and until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

         There were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected.

DIRECTORS AND EXECUTIVE OFFICERS

         Name, position with the Company, age of each Director or executive officer, and the period during which each Director has served are as follows:

                                                                        Director
    Name                    Age   Position                               Since
    ----                    ---   --------                               -----
    Charles S. Leavell      57    Chairman of the Board of Directors,     1993
                                  Chief Executive Officer & Chief
                                  Financial Officer

    J. Stanley Gilbert      61    President and Chief Operating            --
                                  Officer and Nominee for election to
                                  Board

    Robert M. Geller        46    Director                                1994

    Sanford L. Schwartz     49    Director                                1993

    Charles J. Weber        53    Director                                1997

    Thomas Brown            53    Nominee for election to Board            --

    Howard Hamburg          62    Vice President                           --


    Sue Brophy              43    Controller and Chief Accounting          --
                                  Officer

         CHARLES S. LEAVELL was elected Chief Executive Officer effective June 20, 1996. From April 1993 to March 31, 1995, he was Chief Executive Officer, and from April 1, 1995 to present he has served as Chairman of the Board of the Company. From 1988 to present, Mr. Leavell has served as President and Chairman of the Board of Leavell Management Group, Inc. and Ellora Corporation. In that capacity, he has acquired, developed, and managed numerous ventures, including the Bristol Renaissance Faire; the 4UR Guest Ranch in Creede, Colorado, a 3,000 acre luxury ranch; and South Meadow, an exclusive 96 unit single family development in Boulder, Colorado. Prior to his affiliation with Leavell Management Group and Ellora Corporation, Mr. Leavell worked with Columbia Pictures in Los Angeles, California, where he was producer of the feature film, "The Quick and the Dead," about Grand Prix automobile racing, and was the executive producer of another film, "Evil Ways," about street gangs in East Los Angeles. Mr. Leavell also produced a rock musical for the stage entitled "Goosebumps." Mr. Leavell currently sits on the Board of Directors of The Leavell Company and CK Properties, L.C., of El Paso, Texas, both of which are real estate development and management corporations with extensive holdings in apartments and office buildings. Mr. Leavell's former affiliations include Board of Directors of the Denver International Film Festival, Denver, Colorado, and Vice-Chair of Colorado Venture Capital Corporation, a regional investment firm. Mr. Leavell graduated from Stanford University in 1965 with a Bachelor of Arts degree in history.

         J. STANLEY GILBERT became President and Chief Operating Officer in January, 1997. In 1996 Mr. Gilbert was a Vice President of the Company and he managed the Bristol Renaissance Faire from 1988 until 1996. Prior to that he worked in the commercial banking field in senior management. Prior to that, he was senior vice president of Cinema America, a film and video production company. Mr. Gilbert is the president of Just in Jest, Inc., an art studio featuring Renaissance and fantasy handmade sculptures, whose works have been displayed in galleries and museums, including the Delaware Museum of Fine Art. Mr. Gilbert has served as a board member of the Kenosha Area Convention and Business Bureau. He holds a degree in Business Administration.

         ROBERT M. GELLER has been a Director of the Company since April 1, 1994. He served as Chief Financial Officer of Online System Services, Inc., a provider of internet services, from March 1995 to October 1996. Mr. Geller has also served as the President of The Growth Strategies Group, a consulting firm specializing in executive/board services for emerging growth companies since August 1991. From April, 1990 to July, 1991, he was Executive Vice-President for HealthWatch, Inc., a publicly-traded medical equipment manufacturer. Mr. Geller graduated from the University of Colorado Business School, summa cum laude, with a Bachelor of Science degree in finance and organizational behavior in 1976.

         SANFORD L. SCHWARTZ has been a Director of the Company since April, 1993. Mr. Schwartz has been a founder, senior executive or director of nine publicly-traded companies over the last twenty years. From 1992 to present, Mr. Schwartz has been the Chairman of Creative Business Strategies, Inc. ("CBSI"), a business consulting firm. Prior to starting CBSI, Mr. Schwartz was, from 1989 to 1991, Chief Executive Officer of HealthWatch, Inc., a publicly-traded medical equipment manufacturer. Mr. Schwartz serves on the Board of Directors of HealthWatch, Inc.

         CHARLES J. WEBER was elected a director of the Company in 1997. Mr. Weber has been a successful key executive in the Entertainment/Communications Industry since the early 1970's. During this time, he has also been Chairman and Chief Executive Officer of Weber Communications, Inc., an international consulting firm providing professional management, consulting, business development, and financial services. He specializes in strategic alliances in the multimedia, broadcasting, entertainment, and communications fields. In this capacity, Mr. Weber has been instrumental in the production and financing of motion pictures, public and private corporate financing, domestic and international distribution, and mergers and acquisitions. He has also served in an executive role for Fortune 500, real estate and entertainment companies and has executive produced a number of feature films. In addition, from 1994-1995, he was President and Chief Executive Officer of Canwest International Corp.; from 1995-1996 he was President and Chief Executive Officer of the Producer's Entertainment Group; from 1996-1997 he was President and Chief Executive Officer of Greenlight Entertainment, Inc. Mr. Weber graduated from Manhattan College in New York in 1965, with a B.B.A. degree in Accounting. He received an M.B.A. degree in Finance and Management from Hofstra University in New York in 1967.

         THOMAS BROWN has been President and founder of Wyndham Capital Corporation, an investment banking firm, from January 1996 to present. From January 1991 to December 1995, Mr. Brown co-founded and was managing Director of Ablum, Brown & Company, a private investment banking firm. Mr. Brown is a graduate of the University of Southern California with a B.S. in Business Administration and an M.B.A. and is a Chartered Financial Analyst. Mr. Brown is a director of Ashton Technology Group, Inc.

         HOWARD HAMBURG was Chief Operating Officer of the Company from April 1, 1994 to June 20, 1996, at which time he was elected a Vice President of the Company. From 1989 to March 31, 1994, Mr. Hamburg served as Treasurer and Planning Director of the Living History Centre, Inc., a California non-profit, public benefit corporation and producer of the California Renaissance Pleasure Faires. In addition to his work with LHC, Mr. Hamburg served, from 1990 to 1993, as Vice-President of the Patent Protection Institute, Inc., an intellectual property licensing and royalty recovery corporation. Mr. Hamburg graduated from New York City Community College in 1957 with an AA degree in Engineering. In 1969 Mr. Hamburg received a Bachelor of Arts degree in social science from California State University at Sonoma.

         SUE BROPHY has been Controller and Chief Accounting Officer of the Company since August, 1995. From 1994 until 1995, Ms. Brophy was employed by Clifton, Gunderson & Co., a public accounting firm in accounting services. From 1990 to 1993, she was self-employed. Ms. Brophy holds a Bachelor of Arts degree in Biology, a Master of Science degree in Accounting, and has been a licensed CPA since 1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the 1998 fiscal year, two meetings of the Board of Directors were held, including regularly scheduled and special meetings. During fiscal 1998, all directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.

         During fiscal 1998, the Company had standing Audit and Compensation Committees of the Board of Directors, but did not have a standing Nominating Committee. The members of the Audit Committee were Robert M. Geller, Sanford Schwartz and Charles J. Weber. No member of the Audit Committee receives any additional compensation for his services as a member of that Committee. During fiscal 1998, the Audit Committee held one meeting. The Audit Committee is responsible for providing assurances that the financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plans and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquiries about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the Letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

         During fiscal 1998, the Compensation Committee consisted of Charles
S. Leavell, Sanford L. Schwartz, and Robert M. Geller. No member of the Compensation Committee receives any additional compensation for his services as a member of that Committee. During fiscal 1998 the Compensation Committee held three formal meetings. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the Company's executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management Incentive Compensation Plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of Incentive Stock Options to key employees under the Company's Incentive Stock Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information for the Company's fiscal periods ended December 31, 1998 and December 31, 1997, regarding compensation earned by or awarded to the Company's chief executive officer and the other executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                     TABLE I

                           SUMMARY COMPENSATION TABLE

                                                                                   Long Term Compensation
                                                                       -------------------------------------------------
                                        Annual Compensation                    Awards                  Payouts
                               --------------------------------------  ------------------------ ------------------------
                                                           Other       Restricted                   LTIP
Name and                                                   Annual        Stock                    Options    All Other
Principal                         Salary       Bonus    Compensation    Award(s)                  /Payouts  Compensation
Position               Year         ($)         ($)         ($)           ($)          SARs          ($)         ($)
--------------------- -------- -------------- --------- ------------- ------------- ----------- ----------- ------------
Charles S. Leavell,
Chairman and           1998        $120,000     -0-            -0-           -0-           -0-         -0-         -0-
CEO                    1997          90,000     -0-            -0-           -0-           -0-         -0-         -0-

Howard Hamburg, VP
                       1998        $115,978     -0-            -0-           -0-           -0-         -0-         -0-
                       1997        $112,516     -0-            -0-           -0-           -0-         -0-         -0-

(1) All executive officers of the Company participate in the Company's group health insurance plan. However, no Named Executive Officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective years.

OPTIONS GRANTED DURING FISCAL 1998

         The following table shows option grants during fiscal 1998 to the named executive officers of the Company.

                              Options Granted             Percent of Total            Exercise         Expiration
         Name                 in Fiscal 1998               Options Granted             Price              Date
         ----                 ---------------             ----------------            --------         ----------
Charles S. Leavell                40,000                         14%                    0.81              2005
                                  16,000                         6%                     0.81              2003

Howard Hamburg                     5,000                         2%                     0.31              2003

AGGREGATED OPTION EXERCISES DURING FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to the number and value of options held by the Named Executive Officers as of December 31, 1998. The Company does not have any outstanding stock appreciation rights.

                                                                                  Number of        Value of Unexercised
                                                                                 Unexercised              In-the-
                                                                               Options/SARs at       Money Option/SARs
                                                            Value                FY-end (#)          at FY-End ($)(1)
                                Shares Acquired            Realized             Exercisable/           Exercisable/
Name                            on Exercise (#)              ($)                Unexercisable          Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Charles S. Leavell                    -0-                    $-0-                 0/56,000                 $0/$0

Howard Hamburg                        -0-                    $-0-                  0/5,000                $0/$638

(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal period end and the exercise price of the options.

REPRICING OF STOCK OPTIONS

         During June 1998, the Board of Directors of the Company approved a repricing of stock options that had been previously granted to certain employees, directors and consultants of the Company, including Charles S. Leavell and Howard Hamburg. The Board of Directors' decision to reprice such options was based on its view that such options are an integral part of the

Company's compensation to such individuals. All of such options were repriced to $.81 per share, the market price of the Company's common stock on the date of the repricing.

EMPLOYMENT AGREEMENTS

         Effective December 11, 1998 the Company entered into an Employment Agreements with Charles S. Leavell, CEO, and J. Stanley Gilbert, President and COO. The agreements become effective at such time as a change of control (as defined by the acquisition by any individual, entity or group of 30% of more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company) takes place. These agreements have a term of three years beginning with a change in control of the Company.

DIRECTOR COMPENSATION

         During the fiscal year ended December 31, 1998, Directors, other than Mr. Geller and Mr. Leavell, received no cash compensation for their services as such, however they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company. During July 1997, the Board of Directors authorized the granting of options to outside directors representing the right to acquire up to 8,000 shares (retroactively adjusted for the February 1998 one-for-five reverse stock split) for each year that a director serves on the Board. These options were granted in lieu of cash compensation. Directors who are also executive officers of the Company receive no additional compensation for their services as Directors.

GELLER AGREEMENT

         Effective April 1, 1994, the Company appointed Robert M. Geller to serve on the Board of Directors' of the Company. As a Director, Mr. Geller receives compensation as outlined in the above section entitled Director Compensation. In addition, Mr. Geller provides consulting services to the company. For these services, Mr. Geller received cash compensation in the amount of $4,420 in fiscal 1997 and $22,950 in 1998.


                              CERTAIN TRANSACTIONS

CONVERTIBLE DEBENTURES

         During May 1997, the Company raised $1,000,000 through the issuance of convertible debentures, of which $250,000 principal amount was issued to Charles S. Leavell, Chairman of the Board of Directors of the Company, and the balance to Mr. Leavell's father and an unrelated party. The investments by Mr. Leavell and his father were made through the conversion of short-term loans they had made to the Company earlier in fiscal 1997. The debentures were secured by mortgages on the Company's Wisconsin and Virginia faire sites and were convertible into Common Stock at the lesser of $4.50 per share or 70% of the fair market value of the Company's Common Stock at the time of conversion. The debenture holders were also granted warrants to purchase an aggregate of 200,000 (pre-split) shares of the Company's Common Stock at the lesser of $3.00 per share or 70% of the fair market value of the Company's Common Stock at the date of exercise of the warrants. During November 1997, the debentures were paid and the warrants were canceled.

CREATIVE FAIRES, LTD. AGREEMENT

         On February 5, 1996, the Company, its newly-created and wholly-owned subsidiary Cfaires Acquisition Corp., Creative Faires, Ltd., and Barbara Hope and Donald C. Gaiti, the sole shareholders of Creative Faires, Ltd., entered into an Agreement and Plan of Merger pursuant to which Cfaires Acquisition Corp. was merged with and into Creative Faires, Ltd. In connection with the merger, Ms. Hope and Mr. Gaiti received an aggregate of 108,000 shares of the Company's Common Stock, and the Company became the sole shareholder of Creative Faires, Ltd. The Company employed Mr. Gaiti and Ms. Hope as officers through October 31, 1998. The market value for the 108,000 shares of Common Stock at the time of the transaction was $3,071,250. The shares were "restricted" shares as defined in Rule 144 promulgated by the Securities and Exchange Commission.

SHORT-TERM NOTES

         During February and March 1998, eight private investors loaned the Company an aggregate of $498,000 pursuant to short-term loans payable July 1, 1998 through August 31, 1998. The loans were secured by substantially all of the Company's assets other than its real estate and bear interest at 6% per quarter. In addition, the lenders were granted a five-year warrant to purchase one share of the Company's Common Stock at $1.50 per share for each $5.00 loaned to the Company. Charles S. Leavell, Chairman of the Board of Directors, loaned $100,000 to the Company pursuant to this arrangement and two directors and two officers of the Company loaned, in the aggregate, an additional $198,000 to the Company pursuant to this arrangement.

During the first four months of fiscal 1999 the Company raised $500,000 of short-term capital. These funds were provided by Charles S. Leavell ($100,000), Chairman of the Board of Directors, two directors and two officers of the Company (an aggregate of $225,000) and three other investors. The loans allow interest at 4.5% per quarter and are secured by existing monies and future revenues from the Company's Faires. The investors also were granted a five-year warrant to purchase one share of common stock for each $5.00 loaned to the Company at an exercise price equal to the average closing bid price for the Company's common stock for the five business days immediately preceding the closing of each loan.

The Company believes that the foregoing transactions were on terms as favorable to the Company as could have been obtained from non-affiliated parties.

               AMENDMENT OF RENAISSANCE ENTERTAINMENT CORPORATION
                            1993 INCENTIVE STOCK PLAN

PROPOSED AMENDMENT

         The Board of Directors proposes that the shareholders of the Company approve the amendment to the Renaissance Entertainment Corporation 1993 Stock Incentive Plan to increase the number of shares of Common Stock that may be issued pursuant to the 1995 Plan from 342,000 to 750,000. The 1993 Plan was originally adopted by the Board of Directors and the shareholders on April 21, 1993 and the number of shares of the Company's Common Stock reserved for issuance under the plan was increased in 1995. The features of the 1993 Plan are summarized below.

SUMMARY OF PLAN

         The 1993 Plan terminates April 30, 2003, unless sooner terminated by action of the Board. The 1993 Plan provides for the grant of options to purchase shares of the Company's Common Stock to officers, directors, employees and consultants. Currently, there are 5 officers, 6 directors, 50 employees and 2 consultants eligible to receive such options. Options granted under the 1993 Plan may have a term of up to ten years. Options which expire, are canceled or are terminated without having been exercised, may be regranted to participants under the 1993 Plan. Options granted under the 1993 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify for special tax treatment. No incentive stock options may be granted with a per share exercise price less than the fair market value per share at the date of grant (or 110% of fair market value in the case of optionees who hold 10% or more of the Company's outstanding Common Stock). Under the 1993 Plan, the exercise price of nonqualified stock options shall be as determined by the Compensation Committee. Not more than $100,000 in value of incentive stock options under all plans of the Company may vest in any calendar year for any option holder and no incentive stock option may be exercised more than ten years after the date of grant. The 1993 Plan is administered by the Compensation Committee of the Board of Directors and options may be granted at such time and in such amounts as the Committee, in its discretion, determines.

         At July 13, 1999, options for the purchase of an aggregate of 575,033 shares of Common Stock were outstanding under the 1993 Plan, held by 57 persons, with per share exercise prices ranging from $.31 to $27.50. (On June 17, 1998 the Board of Directors approved the issuance of replacement options for all outstanding options, at an exercise price of $.81 per share.) All of the outstanding options currently held by employees under the 1993 Plan are incentive stock options. The remaining options granted under the 1993 Plan and held by non-employee directors and consultants are nonqualified and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The following persons have been granted options under the 1993 Plan, each of which has a term ranging from five to ten years unless earlier terminated as provided in the 1993 Plan.

                          STOCK OPTION AWARDS UNDER THE


                 RENAISSANCE ENTERTAINMENT CORPORATION 1993 STOCK INCENTIVE PLAN
-----------------------------------------------------------------------------------------------
         Name and Position                                                   Number of Options
         -----------------                                                   -----------------
Charles S. Leavell,  Chief Executive Officer, Chief                            166,000 shs.
Financial Officer, holder of 5% of outstanding
options and a nominee for director

Sanford L. Schwartz, nominee for director                                       24,000 shs.

Robert M. Geller, holder of 5% of outstanding options and nominee
for director                                                                    82,333 shs.

Charles J Weber, nominee for director                                           24,000 shs.

J. Stanley Gilbert, President and Chief Operating Officer and                  155,000 shs.
holder of 5% of outstanding options

Howard Hamburg, Vice President                                                   5,000 shs.

Current Executive Officers, as a group (4 persons)                             341,000 shs.

Current Directors, who are not also executive officers,                        130,333 shs.
as a group (3 persons)

Current Employees, excluding executive officers, as
a group (46 persons)                                                            72,000 shs.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the 1993 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.

         In general, an optionee will be subject to tax at the time a nonqualified stock option is exercised (but not at the time of grant), and he or she will include in ordinary income in the taxable year in which he or she exercises a nonqualified stock option an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise, and the Company will generally be entitled to deduct such amount for federal income tax purposes except as such deductions may be limited by the Revenue Reconciliation Act of 1993 ("1993 Tax Act"), described below. Upon disposition of shares, the appreciation (or depreciation) after the date of exercise will be treated by the optionee as either short-term or long-term capital gain or loss depending on whether the shares have been held for the then-required holding period.

         In general, an optionee will not be subject to tax at the time an incentive stock option is granted or exercised. Upon disposition of the shares acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the disposition price and the exercise price, provided that the optionee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise. If the optionee disposes of the shares without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the share on the date the incentive stock option was exercised or the date of sale. Any remaining gain or loss is treated as short-term or long-term capital gain or loss depending upon how long the shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition and then only to the extent that such deduction is not limited by the 1993 Tax Act.

         If the optionee pays the exercise price, in full or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. However, if such exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         Commencing with the Company's 1995 fiscal year, the federal income tax deduction that the Company may take for otherwise deductible compensation payable to executive officers who, on the last day of the fiscal year, are treated as "named executive officers" in the Company's Proxy Statement for such year will be limited by the 1993 Tax Act to $1,000,000. Under the provisions of the 1993 Tax Act, the deduction limit on compensation will apply to all compensation, except compensation deemed under the 1993 Tax Act to be "performance-based" and certain compensation related to retirement and other employee benefit plans. The determination of whether compensation related to the 1993 Plan is performance-based for purposes of the 1993 Tax Act will be dependent upon a number of factors, including shareholder approval of the 1993 Plan, and the exercise price at which options are granted. The 1993 Tax Act also prescribes certain limitations and procedural requirements in order for compensation to qualify as performance-based, including rules which require that in the case of compensation paid in the form of stock options, the option price be not less than the fair market value of the stock at date of grant and that the plan under which the options are granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee. The 1993 Plan does not contain a limitation on the number of shares that can be granted to any employee and accordingly, the Company may be limited in the deductions it may take with respect to awards under the 1993 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE RENAISSANCE ENTERTAINMENT CORPORATION 1993 INCENTIVE STOCK PLAN.

                          COMPLIANCE WITH SECTION 16(a)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

         On May 1, 1991, comprehensive new rules promulgated by the Securities and Exchange Commission relating to the reporting of securities transactions by directors and officers became effective. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all required reports were timely filed, except that due to administrative oversight, Howard Hamburg reported one transaction reportable on Form 5 late; and Charles S. Leavell, Robert M. Geller, Sanford L. Schwartz, Charles J. Weber,
J. Stanley Gilbert, Sue Brophy and Gloria Constantin each reported two transactions reportable on Form 5 late. In addition, Charles S. Leavell, Robert M. Geller, Sanford L. Schwartz, and J. Stanley Gilbert each filed one Form 4, each of which reported one transaction, late.

                              SHAREHOLDER PROPOSALS

         Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2000 annual meeting must be received by us by April 22, 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. We suggest that you submit your proposal by certified mail -- return receipt requested. If you intend to present a proposal at our 2000 annual meeting without including such proposal in our proxy statement, then you msut provide us with notice of such proposal no later than June 1, 2000. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  OTHER MATTERS

         The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

         Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.


Dated: July 22, 1999              BY ORDER OF THE BOARD OF DIRECTORS


                                  By:  /s/ Charles S. Leavell
                                     -----------------------------------------
                                  Charles S. Leavell
                                  Chief Executive Officer

                      RENAISSANCE ENTERTAINMENT CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated July 22, 1999, hereby appoints the Chief Executive Officer, Charles S. Leavell and the President, J. Stanley Gilbert, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Renaissance Entertainment Corporation held of record by the undersigned on July 13, 1999, at the Annual Meeting of Shareholders to be held on August 16, 1999, and adjourned to Wednesday, September 8, 1999, at 275 Century Circle, Suite 102, Louisville, Colorado, at 10:00 a.m. Mountain Time, and at any adjournment thereof.



1. AUTHORITY TO VOTE FOR ELECTION OF          / / GRANT  / / WITHHOLD
   CHARLES S. LEAVELL, ROBERT M. GELLER,
   SANFORD L. SCHWARTZ, CHARLES J. WEBER,
   J. STANLEY GILBERT AND THOMAS BROWN
   TO SERVE AS DIRECTORS.
   YOU MAY WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE BY LINING
   THROUGH HIS NAME.



2. PROPOSAL TO APPROVE THE AMENDMENT TO THE   / / FOR  / / AGAINST / / ABSTAIN
   RENAISSANCE ENTERTAINMENT
   CORPORATION 1993 INCENTIVE
   STOCK PLAN.
   THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.



3. IN THEIR DISCRETION, THE PROXIES ARE       / / FOR  / / AGAINST / / ABSTAIN
   AUTHORIZED TO VOTE UPON SUCH OTHER
   BUSINESS AS MAY PROPERLY COME BEFORE
   THE MEETING.



                          (CONTINUED ON OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)



         This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.



   Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.



                                        ---------------------------------------
                                        (Signature)

                                        ---------------------------------------
                                        (Signature, if held jointly)

                                        Dated: __________________________, 1999



UNLESS YOU HAVE PREVIOUSLY RETURNED A PROXY IN RESPONSE TO OUR EARLIER MAILING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU HAVE RETURNED A PROXY IN RESPONSE TO OUR EARLIER MAILING, IT IS NOT NECESSARY TO SEND A SECOND PROXY UNLESS YOU DESIRE TO CHANGE YOUR VOTE.



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